Exhibit 99.1

SUPPORTSOFT REPORTS SECOND QUARTER 2006 RESULTS AND GO FORWARD PLAN

Redwood City, Calif., July 27, 2006 - SupportSoft, Inc. (Nasdaq: SPRT) today reported financial results for its second quarter ended June 30, 2006.

Total revenue for the second quarter of 2006 was $10.8 million, up from $8.2 million in the first quarter of 2006. License revenue for the second quarter of 2006 was $3.5 million, up from $2.1 million in the first quarter of 2006. Services revenue for the second quarter of 2006 was $7.3 million, up from $6.2 million in the first quarter of 2006. For the second quarter of 2005, total revenue was $17.0 million, license revenue was $9.3 million and services revenue was $7.7 million.

Non-GAAP net loss for the second quarter of 2006 was $1.7 million, or $0.04 per share, compared to a non-GAAP net loss of $3.3 million, or $0.07 per share, in the first quarter of 2006. For the second quarter of 2005, net income was $2.1 million, or $0.05 per share. Non-GAAP results exclude stock compensation expense of $862,000, $661,000 and $0 for the second quarter of 2006, the first quarter of 2006 and the second quarter of 2005, respectively. A reconciliation of GAAP and non-GAAP results is presented in the tables below.

On a GAAP basis, net loss for the second quarter of 2006 was $2.5 million, or $0.06 per share, compared to a net loss of $3.9 million, or $0.09 per share, in the first quarter of 2006. For the second quarter of 2005, net income was $2.1 million, or $0.05 per share.

Cash and marketable securities at June 30, 2006 were $122.5 million compared to $123.3 million at March 31, 2006 and $120.7 million at December 31, 2005.

“These quarterly results represent an important first step in revitalizing our business,” said Joshua Pickus, President and CEO of SupportSoft. “We are taking substantial and decisive action to strengthen our base business. We are also extending the Company’s reach with a new consumer support offering which leverages the Company’s technology, experience and customer relationships.”

Go Forward Plan

The Company today announced the steps it is taking to strengthen its base business. Key actions include:

•	Realigning the Company’s sales and services teams under new leadership;

•	Enhancing the Company’s overseas capabilities to address identified market opportunities;

•	Redefining the Company’s enterprise business to focus on Managed Service Providers and packaged solution offerings; and

•	Restructuring the Company’s staff with a 10% reduction in force to balance staffing requirements for the go forward plan.

The Company also announced a plan to expand its market footprint with a new consumer technology support offering which leverages the Company’s core competencies. The Company expects key features of the new offering to include:

•	Use of the Company’s proprietary solutions to directly resolve consumer technology problems;

•	Establishment of a SupportSoft Expert Center;

•	Acquisition of customers through channel partners and the support.com website;

•	Launch of the initial service in the fourth quarter of 2006; and

•	Investment of substantial resources in the new offering.

Financial Outlook

For the third quarter of 2006, the Company currently expects total revenue of $11 million to $12 million and a non-GAAP net loss of $0.02 to $0.04 per share. For the fourth quarter of 2006, the Company currently expects total revenue of $12 million to $14 million and a non-GAAP net loss of $0.06 to $0.09 per share, reflecting investment in the Company’s new consumer technology support offering.

Conference Call

SupportSoft will host a conference call discussing the Company’s second quarter 2006 results and its go forward plan on Thursday, July 27, 2006 starting at 2:00 p.m. PDT. A live webcast of the call will be available on the Investor Relations section of the Company’s web site at www.supportsoft.com/investors. For those unable to listen to the live webcast, a replay of the call will also be available on the SupportSoft website, or by dialing (888) 203-1112 and entering passcode 1554410.

About SupportSoft

SupportSoft is a leading provider of software and services that automate the resolution of technology problems. Digital service providers benefiting from SupportSoft solutions include Belgacom, BellSouth, Bharti Airtel, Charter Communications, Comcast Communications, Cox Communications, Time Warner, TeliaSonera, UPC and Verizon. Enterprises that have licensed SupportSoft products include ADP, Bank of America, BT, Kimberly-Clark, Sony and Symantec. Managed service providers that utilize the Company’s solutions to provide outsourced services to their enterprise customers include CGI, CompuCom, CSC and IBM Global Services. For more information visit http://www.supportsoft.com/.

Safe Harbor Statement

This press release and the related conference call contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These are statements that relate to future events and include, but are not limited to statements related to expected future revenues and earnings per share, enhancing overseas capabilities, offering packaged solutions, introducing a consumer technology support offering, establishing an expert center, acquiring customers through channels partners and www.supportsoft.com, and launching of a consumer offering in fourth quarter of 2006. Forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those discussed in these forward-looking statements. These risks and uncertainties include, but are not limited to, our ability to achieve broad adoption and acceptance of our offerings, the potential for a decrease in revenue caused by our reliance on a few large transactions in any period, long sales cycles, the ability of our software to operate with hardware and software platforms that are used by our customers now or in the future, our ability to compete successfully in the support automation software market and in the consumer technology support market, our limited experience in servicing consumers directly, our ability to meet consumer expectations, our dependence on channel partners for customer acquisition, our ability to manage rapid headcount growth, our ability to address market opportunities in light of the recent restructuring and leadership transitions, diversion of management attention to litigation matters or strategic matters, our ability to accurately predict performance, our ability to retain key employees, our ability to obtain sufficient patent protection, the uncertain economic conditions in the United States and in international markets as well as other risks detailed from time to time in our SEC filings, including those described in the “Risk Factors” section in our most recent Quarterly Report on Form 10-Q. Statements included in this release are based upon information known to SupportSoft as of the date of this release, and SupportSoft assumes no obligation to update information contained in this press release.

For Investor Relations Inquiries:	For Media Relations Inquiries:
Scott Wilson	Jennifer Massaro
(650) 556-8515	(650) 556-8596
ir@supportsoft.com	pr@supportsoft.com

SUPPORTSOFT, INC.

NON-GAAP CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share amounts)

(unaudited)

	Three Months Ended
	June 30, 2006	March 31, 2006	June 30, 2005
Revenue:
License fees	$3,483	$2,051	$9,325
Services	7,281	6,186	7,684

Total revenue	10,764	8,237	17,009

Costs and expenses:
Cost of license fees	109	104	127
Cost of services	3,284	3,079	3,814
Amortization of intangible assets	272	272	272
Research and development	2,219	2,420	2,902
Sales and marketing	5,659	4,949	6,223
General and administrative	2,358	1,822	2,119

Total costs and expenses	13,901	12,646	15,457

Income (loss) from operations	(3,137)	(4,409)	1,552

Interest income and other, net	1,557	1,304	683

Income (loss) before income taxes	(1,580)	(3,105)	2,235

Provision for income taxes	(94)	(166)	(103)

Net income (loss)	$(1,674)	$(3,271)	$2,132

Net income (loss) per share:
Basic	$(0.04)	$(0.07)	$0.05

Diluted	$(0.04)	$(0.07)	$0.05

Shares used in computing per share amounts:
Basic	44,009	43,835	42,904

Diluted	44,009	43,835	44,471

SUPPORTSOFT, INC.

GAAP CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share amounts)

(unaudited)

	Three Months Ended
	June 30, 2006	March 31, 2006	June 30, 2005
Revenue:
License fees	$3,483	$2,051	$9,325
Services	7,281	6,186	7,684

Total revenue	10,764	8,237	17,009

Costs and expenses:
Cost of license fees	109	104	127
Cost of services	3,284	3,079	3,814
Amortization of intangible assets	272	272	272
Research and development	2,219	2,420	2,902
Sales and marketing	5,659	4,949	6,223
General and administrative	2,358	1,822	2,119
Stock-based compensation	862	661	—

Total costs and expenses	14,763	13,307	15,457

Income (loss) from operations	(3,999)	(5,070)	1,552

Interest income and other, net	1,557	1,304	683

Income (loss) before income taxes	(2,442)	(3,766)	2,235

Provision for income taxes	(94)	(166)	(103)

Net income (loss)	$(2,536)	$(3,932)	$2,132

Net income (loss) per share:
Basic	$(0.06)	$(0.09)	$0.05

Diluted	$(0.06)	$(0.09)	$0.05

Shares used in computing per share amounts:
Basic	44,009	43,835	42,904

Diluted	44,009	43,835	44,471

Allocation of stock-based compensation:
Cost of services	$60	$63	$—
Research and development	113	105	—
Sales and marketing	188	185	—
General and administrative	501	308	—

Total stock-based compensation	$862	$661	$—

SUPPORTSOFT, INC.

RECONCILIATION OF GAAP TO NON-GAAP

NET INCOME (LOSS) AND NET INCOME (LOSS) PER SHARE

(in thousands, except per share amounts)

(unaudited)

	Three Months Ended
	June 30, 2006	March 31, 2006	June 30, 2005
GAAP net income (loss)	$(2,536)	$(3,932)	$2,132

Stock-based compensation expense under SFAS123R	$862	$661	$—

Non-GAAP net income (loss)	$(1,674)	$(3,271)	$2,132

Non-GAAP net income (loss) per share:
Basic	$(0.04)	$(0.07)	$0.05

Diluted	$(0.04)	$(0.07)	$0.05

Shares used in computing per share amounts:
Basic	44,009	43,835	42,904

Diluted	44,009	43,835	44,471

These adjustments reconcile the Company’s GAAP statements of operations to the reported non-GAAP statements of operations. The Company believes that presentation of net loss and net loss per share excluding non-cash stock-based compensation expense provides meaningful supplemental information to investors, as well as management, that is indicative of the Company’s core operating results and facilitates comparison of operating results across reporting periods. The Company uses these non-GAAP measures when evaluating its financial results, as well as for internal planning and budgeting purposes. These non-GAAP measures should not be viewed as a substitute for the Company’s GAAP results, and may be different than non-GAAP measures used by other companies.

SUPPORTSOFT, INC.

GAAP CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands)

	June 30, 2006	March 31, 2006	December 31, 2005
	(unaudited)	(unaudited)
Assets
Current assets:
Cash and marketable securities	$122,454	$123,332	$120,663
Accounts receivable, net	6,605	8,990	17,437
Prepaids and other current assets	2,535	2,764	2,451
Property and equipment, net	1,000	1,117	1,211
Goodwill	9,792	9,792	9,792
Intangible assets, net	3,450	3,722	3,994
Other assets	509	561	701

Total assets	$146,345	$150,278	$156,249

Liabilities and Stockholders’ Equity
Liabilities:
Accounts payable and accrued compensation	$1,984	$2,188	$3,699
Other accrued liabilities	2,627	2,027	2,985
Deferred revenue	10,917	13,645	15,029
Other long term liabilities	$172	$156	$142

Total liabilities	15,700	18,016	21,855

Stockholders’ equity:
Common stock	4	4	4
Treasury stock	(922)	(922)	(922)
Additional paid-in-capital	199,780	198,720	196,912
Other comprehensive loss	(794)	(653)	(645)
Accumulated deficit	(67,423)	(64,887)	(60,955)

Total stockholders’ equity	130,645	132,262	134,394

Total liabilities and stockholders’ equity	$146,345	$150,278	$156,249